UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 28, 2007
US BioEnergy Corporation
(Exact name of registrant as specified in its charter)

South Dakota	001-33203	20-1811472

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5500 Cenex Drive, Inver Grove Heights, MN		55077

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (651) 554-5000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement; and
Item 1.02 Termination of a Material Definitive Agreement
Item 5.02(d) — Election of Directors
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Form of Change in Control Agreement
Aircraft Lease Agreement
Termination Agreement
Certain Relationships
Press Release

     Item 1.01 Entry into a Material Definitive Agreement; and
     Item 1.02 Termination of a Material Definitive Agreement
Director Compensation
     Following our Compensation Committee’s review of the existing terms of compensation for non-employee directors, on October 2, 2007, the Compensation Committee approved modifications to the terms of compensation to be paid to our non-employee directors. Effective January 1, 2008, the compensation terms for non-employee members of our board of directors will be as described below.
Annual Cash Retainer
     The non-employee members of our board of directors will receive annual cash retainers of $40,000 in connection with their services as directors. The chairman of our audit committee receives an additional annual retainer of $9,000, with audit committee members each receiving additional annual retainers of $6,000. The chairman of each of our compensation, finance and planning, and nominating and corporate governance committees currently receives an additional annual retainer of $6,000, with the members of those committees each receiving additional annual retainers of $4,000.
     The annual cash board and committee retainers are paid quarterly in arrears, with prorated payments paid to those who commence serving as non-employee directors mid-quarter.
Annual Restricted Stock Grant
     On the date of each of our annual meetings, each non-employee director who continues to serve on such date will receive restricted shares of our common stock with a value of $65,000, with prorated awards to be paid to non-employee directors who commenced serving as non-employee directors after the previous annual shareholders meeting. The restricted shares will vest on the first anniversary of the grant date. Non-employee directors may elect to receive all or a portion of their annual cash retainer in shares of our common stock under the 2006 Stock Incentive Plan.
Meeting Fees; Reimbursement for Expenses
     Non-employee directors do not receive meeting fees for attending (in person or by teleconference) board or committee meetings. Our non-employee directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attending board and committee meetings.
Change in Control Agreements
     In connection with our Compensation Committee’s review of the Company’s compensation practices for executive officers, the Compensation Committee of our board of directors recognized that, as is the case with many publicly held corporations, the possibility of a change in control exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders. As a consequence, the Compensation Committee has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company’s management to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control.
     On September 28, 2007, the Company entered into change in control agreements with each of Gordon Ommen, Chief Executive Officer and President, Richard Atkinson, Senior Vice President and

Chief Financial Officer, Gregory Schlicht, Vice President, General Counsel and Corporate Secretary, Chad Hatch, Vice President of Corporate Development, and Kim Regenhard, Vice President of Human Resources and Communications, in a form approved by the Compensation Committee of the board of directors of the Company. The change in control agreements provide severance payments and benefits to the applicable executive if the executive’s employment with the Company is terminated by the Company other than for cause or if the executive resigns for good reason, in either case within two years following a change in control of the Company. The change in control agreements are intended encourage the continued attention of the executive to his or her duties with the Company without distraction which may be entailed by the possibility of a change in control of the Company.
     Pursuant to the change in control agreements, each of the foregoing officers would be entitled to the following severance benefits in the event his or her employment was terminated under the qualifying circumstances described above within two years following a change in control: (i) a severance payment equal to two times (three times for Mr. Ommen) of the sum of the executive’s annual base salary and the higher of the executive’s target annual bonus for the year of termination or the bonus paid to the executive in the prior year; and (ii) continued medical, dental and vision insurance benefits for 24 months (36 months in the case of Mr. Ommen) following termination. Under the change in control agreements, all then unvested equity awards will also immediately vest upon the occurrence of a change in control of the Company. If an officer is subject to a “golden parachute” excise tax under Section 4999 of the Internal Revenue Code, payments under the change in control agreement will be reduced to the extent necessary so that no excise tax is imposed upon the executive.
     A form of Change in Control Agreement as entered into between the Company and each of the aforementioned executives is incorporated by reference herein and is attached hereto as Exhibit 10.1.
Aircraft Leases
     On October 2, 2007, US BioEnergy and Capitaline Advisors, LLC terminated that certain Aircraft Lease Agreement, dated January 1, 2007, relating to the Cessna T182T Skylane, and US BioEnergy and Capitaline Flight Services, LLC, an affiliate of Capitaline Advisors, LLC entered into an Aircraft Lease Agreement, dated October 2, 2007, relating to a Cessna 206. The lease for the Cessna 206 provides that either party has the right to terminate the lease for any reason upon thirty days prior written notice.
     Capitaline Advisors, LLC is 100% owned and controlled by Gordon W. Ommen, the Company’s chief executive office, president and chairman of the board. Mr. Ommen beneficially owns approximately 9.34% of the Company’s outstanding common stock either individually or through his ownership and control of BirdDog Capital, LLC, Mr. Ommen’s private investment company, and Capitaline Advisors, LLC, which is the manager of Capitaline General Partner, LLC, the general partner of a number of Capitaline investment funds. Steve Myers, one of the Company’s former directors, is the president of Capitaline Advisors. See Exhibit 99.1 for additional information regarding certain relationships between the Company and Capitaline Advisors, LLC and its affiliates.
Section 5. Corporate Governance and Management
Item 5.02(d) — Election of Directors
     On October 2, 2002, Charles R. Haynor was appointed to our Board of Directors as Class III director. Mr. Haynor’s current term will expire in 2009. Mr. Haynor, age 57, is an attorney and shareholder in the firm of Briggs and Morgan, Professional Association where he has been employed since 1975 representing financing institutions, real estate developers, and other businesses in regulatory, lending, dispositions, acquisitions, and general corporate matters. He is currently on the board of directors of Briggs and Morgan and also serves on several non-profit boards.
     There is no arrangement between Mr. Haynor and any other person pursuant to which Mr. Haynor was selected as a director.
     Mr. Haynor has been appointed to serve on our Compensation Committee and Nominating and Corporate Governance Committee. The other members of the Compensation Committee are James B. Morgan (chairman) and James E. Dauwalter. The other members of the Nominating and Corporate Governance Committee are Mr. Dauwalter (chairman) and Mark A. Ruelle. The members of our Audit Committee continue to be Mr. Ruelle (chairman), Mr. Dauwalter and Mr. Morgan. Our Finance and Planning Committee consists of Jay D. Debertin (chairman), Jennifer A. Johnson and Clifford F. Mesner.
     There have been no transactions or proposed transactions between Mr. Haynor, or members of their immediate families, and us requiring disclosure under Item 404(a) of Regulation S-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

10.1	Form of Change in Control Agreement

10.2	Aircraft Lease Agreement, dated October 2, 2007, between US BioEnergy Corporation and Capitaline Flight Services, LLC, relating to the lease of a Cessna 206

10.3	Termination Agreement, dated October 2, 2007, between US BioEnergy Corporation and Capitaline Advisors, LLC

99.1	Certain Relationships between US BioEnergy Corporation and Capitaline Advisors, LLC and Affiliates

99.2	Press Release, dated October 3, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US BIOENERGY CORPORATION
/s/ Gregory S. Schlicht
Date: October 3, 2007	By: Gregory S. Schlicht
Its: Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit
No.	Exhibits
10.1	Form of Change in Control Agreement

10.2	Aircraft Lease Agreement, dated October 2, 2007, between US BioEnergy Corporation and Capitaline Flight Services, LLC, relating to the lease of a Cessna 206

10.3	Termination Agreement, dated October 2, 2007, between US BioEnergy Corporation and Capitaline Advisors, LLC

99.1	Certain Relationships between US BioEnergy Corporation and Capitaline Advisors, LLC and Affiliates

99.2	Press Release, dated October 3, 2007